UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 26, 2021

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2021, Green Plains Inc. appointed Ms. Farha Aslam as an independent member of its board of directors, effective immediately. Ms. Aslam has joined the board filling a vacant position created by the retirement of Gene Edwards from the Board in August 2021. Ms. Aslam’s term will expire at the 2022 annual meeting. There are no arrangements or understandings between Ms. Aslam and any other person pursuant to which Ms. Aslam was appointed to the board, or transactions in which Ms. Aslam has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Aslam has not yet been assigned to serve on any committees of the board.

Ms. Aslam will participate in the standard compensation program for the Company’s non-employee directors, described on pages 38 through 39 of the Company’s definitive Proxy Statement for its 2021 annual meeting of stockholders (filed with the Securities and Exchange Commission on March 26, 2021), and her compensation will be prorated to reflect the commencement date of her service on the Board.

Ms. Aslam is a Managing Partner at Crescent House Capital, an investment and strategic advisory firm she founded that focuses on the agriculture, energy, and food processing industries. Ms. Aslam has worked in the finance industry since 1996. Prior to founding Crescent House in 2019, she was Managing Director at Stephens Inc., where she led the firm’s Food and Agribusiness equity research team and built a top-tier research franchise that spanned the grain, ethanol, protein, and packaged food sectors and successfully positioned several lead managed equity offerings and debt financings. Previously, Ms. Aslam was a vice president at Merrill Lynch and a risk management advisor at UBS. Ms. Aslam serves on the boards of directors of Pilgrim’s Pride Corporation (Nasdaq: PPC); Calavo Growers, Inc. (Nasdaq: CVGW); PSSI; and Saffron Road. She is a member of the audit committees at both Pilgrim’s Pride and Calavo. At Calavo, she is also a member of the board’s compensation and sustainability committees. Ms. Aslam graduated from the University of California with a B.A. degree in Economics. She holds a Master of Business Administration degree from Columbia University.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Company’s press release dated October 27, 2021. The press release is incorporated by this reference and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 27, 2021

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2021	Green Plains Inc. By: /s/ Michelle Mapes Michelle Mapes Chief Legal & Administration Officer and Corporate Secretary